SPERO THERAPEUTICS, INC. SC 13D/A

EXHIBIT C
JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13D is being filed on behalf of each of the undersigned.

Dated: February 16, 2021

ATLAS VENTURE FUND X, L.P.
By:	Atlas Venture Associates X, L.P., its general partner
By:	Atlas Venture Associates X, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

ATLAS VENTURE ASSOCIATES X, L.P.
By:	Atlas Venture Associates X, LLC, its general partner
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer

ATLAS VENTURE ASSOCIATES X, LLC
By:	/s/ Ommer Chohan
Name:	Ommer Chohan
Title:	Chief Financial Officer